UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2014

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

On January 17, 2014, Keryx Biopharmaceuticals, Inc. (“Keryx” or the “Company”) issued a press release announcing that its Japanese partner, Japan Tobacco Inc. (“JT”), has received manufacturing and marketing approval of ferric citrate from the Japanese Ministry of Health, Labour and Welfare. Ferric citrate, to be marketed in Japan by JT’s subsidiary, Torii Pharmaceutical Co., Ltd. (“Torii”), under the brand name Riona®, is indicated as an oral treatment for the improvement of hyperphosphatemia in patients with chronic kidney disease (“CKD”), including dialysis and non-dialysis dependent CKD.

Under the license agreement with JT and Torii, within 30 days, Keryx will receive a non-refundable payment of $10 million for the achievement of the marketing approval milestone. Keryx will also receive double-digit tiered royalties on net sales of Riona® in Japan, as well as up to an additional $55 million upon the achievement of certain annual net sales milestones. A copy of the press release is being filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

99.1	Press Release dated January 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: January 17, 2014

	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated January 17, 2014.